Exhibit 99.1
Rural Cellular Corporation
Announces
Second Quarter 2005 Financial Results
August 1, 2005 –– ALEXANDRIA, Minn. –– Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces second quarter 2005 financial results.
Richard P. Ekstrand, President and Chief Executive Officer, commented: “Our 2nd quarter results reflect the substantial progress we’ve made on our networks, with related improvement in roaming revenue and increases in service revenue and LSR, generating $52.0 million in EBITDA.” (See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures)
RCC’s second quarter operating highlights reflect:
•	Continued construction of next generation networks and handset transition,

•	Growing number of next generation roaming minutes,

•	Increased service revenue reflecting higher LSR and USF payments,

•	Organization streamlining, and

•	Subsequent signing of a next generation billing agreement with VeriSign Communications Services.
Revenue and customers
Service Revenue. RCC’s service revenue increased 4.1% to $98.9 million for the quarter. This improvement resulted from LSR increasing to $50 for the quarter compared to $47 last year. Driving the higher LSR were increased access and features revenue together with increased USF payments. USF payments were $11.1 million during the second quarter of 2005 compared to $8.6 million last year. The Company’s regulatory pass-through charges were $3.7 million during the quarter compared to $2.4 million in 2004.
Customers. The Company’s decline in customer retention continues to reflect technology and service related issues encountered during the commercial introduction of its GSM networks. Customer migrations this quarter were 45,000 while gross customer postpaid adds were 39,000. RCC’s total customers were 716,755 at June 30, 2005 and 726,747 at March 31, 2005.
Roaming Revenue. Roaming revenue for the quarter was $25.1 million compared to $26.3 million in the second quarter of 2004. Roaming yield was $0.14 per minute in 2005 and $0.16 per minute in 2004. During the quarter, voice roaming minutes increased 13% over the second quarter of 2004. Additionally, 72% of the Company’s roaming minutes came from next generation technology compared to 32% during the second quarter of the previous year.
Equipment Subsidy. Reflecting strong customer demand for next generation products, the Company’s net per customer subsidy this quarter declined 18% to $59 compared to last year. Equipment revenue increased 76.5% to $9.4 million for 2005. Equipment cost increased 37.7% to $14.6 million for 2005.

Operating costs
Network Cost. RCC’s network cost for the second quarter of 2005 increased 11.5% to $28.8 million, reflecting additional costs of operating multiple networks (analog, TDMA and next generation networks), increased incollect expense, and 135 newly activated cell sites since June 30, 2004. Per minute incollect cost for the second quarter of 2005 was approximately $0.11 per minute compared to $0.12 last year.
Selling, General and Administrative. During the second quarter of 2005, SG&A increased 14.8% to $38.0 million. The increase primarily reflects sales and marketing costs increasing 16.4% to $15.1 million from the market launch of next-generation technology products. Also contributing to the increase in SG&A was a 54.1% increase in regulatory pass-through fees to $3.7 million.
Impairment of assets. Effective on June 28, 2005, the Customer Relationship Management and Billing Managed Services Agreement between RCC and a billing provider was mutually terminated. RCC’s GSM customers are currently being served through a transitional system implemented earlier this year. Reflecting the termination of the Agreement, the Company recorded a charge to operations during the three months ended June 30, 2005 of $7.0 million, reflecting the write down of certain development costs previously capitalized. Should either party not meet certain performance requirements under the termination agreement, additional charges may be incurred by yearend.
Interest Expense. Interest expense for 2005 increased 17.7% to $37.6 million. The increase primarily reflects a smaller gain on repurchase of preferred shares repurchased in 2005 as compared to 2004.

Components of Interest Expense	Three months ended
(in thousands)	June 30,
	2005	2004
Interest expense on senior secured notes	$10,277	$9,788
Interest expense on senior notes	8,023	8,024
Interest expense on senior subordinated notes	10,320	10,321
Amortization of debt issuance costs	1,170	1,112
Write-off of debt issuance costs	151	521
Senior and junior preferred stock dividends	14,015	14,174
Effect of derivative instruments	(171)	(172)
Gain on repurchase of senior exchangeable preferred stock	(5,554)	(12,078)
Other	(610)	276

	$37,621	$31,966

Gain on repurchase of preferred stock. During the three months ended June 30, 2005, the Company repurchased 14,932 shares of 11 3/8% senior exchangeable preferred stock for $13.4 million. These shares had accrued $4.0 million in unpaid dividends. The resulting $5.6 million gain on the repurchase of preferred shares, not including transaction commissions and other related fees, was recorded as a reduction of interest expense. During the three months ended June 30, 2004, RCC repurchased 42,750 shares of its 11 3/8% senior exchangeable preferred stock for $36.0 million resulting in a resulting gain of $12.1 million.
Network construction and capital expenditures
Capital expenditures for the second quarter were approximately $26.4 million, reflecting the activation of new cell sites for next-generation networks together with other network overlay, edge-out and expansion efforts in all regions. RCC continues to anticipate total capital expenditures for 2005 to be approximately $100 million.

Organization Streamlining
The Company has decided to centralize and streamline its business systems in order to redeploy resources to better support its new products and services. RCC’s sales, customer service, network operations, and financial functions will now be centrally managed. The Company believes this change should allow it to more efficiently apply best practices company-wide, streamline decision-making and reframe its relationship with customers.
Next Generation Billing Solution Agreement
On July 21, 2005, RCC signed an agreement with VeriSign Communications Services to be its billing provider for GSM customers, which will be transitioned by the end of the year. VeriSign has been one of the Company’s TDMA billing providers for more than five years and has the Company’s confidence to meet future requirements.
Teleconference
On August 2, 2005 at 8:00 AM CT, a teleconference will be held to discuss RCC’s second quarter performance. To participate in the call, dial 800-867-0448, and give the operator your name and company affiliation. To access a replay of this call through August 9, 2005, dial 800-405-2236 and 11035968# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.unicel.com. To access the audio stream, click on the Investor Relations section.
About the Company
Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 15 states.
Forward-looking statements
Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2004 and from time to time in its other filings with the Securities and Exchange Commission.
Contact: Chris Boraas, Investor Relations Director – Equity (320) 808-2451
               Suzanne Allen, Treasurer – Preferred Securities and Debt (320) 808-2156
               World Wide Web address: http://www.unicel.com
# # #

Consolidated Operating Data:	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Penetration (1) (2)	9.9%	10.5%	9.9%	10.5%
Retention (3)	97.3%	98.2%	97.4%	98.1%
Average monthly revenue per customer (4)	$64	$61	$61	$59
Average monthly revenue per customer, less incollect cost (4)	$57	$55	$55	$53
Local service revenue per customer (5)	$50	$47	$49	$45
Acquisition cost per customer (6)	$515	$454	$487	$424

Voice customers at period end
Postpaid			614,998	639,900
Prepaid			16,851	22,454
Wholesale			84,906	79,153

Total customers			716,755	741,507

Direct marketed POPs (1)
RCC Cellular			5,651,000	5,525,000
Wireless Alliance			754,000	754,000

Total POPs			6,405,000	6,279,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess the Company’s financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may not be comparable to other similarly titled measures of other companies.
EBITDA is the sum of earnings before interest, taxes, depreciation and amortization, impairment of assets, interest and dividend income, and other expense. EBITDA margin is calculated as EBITDA divided by total revenues. The Company believes that EBITDA and EBITDA margin provide an important perspective on its operating results and its ability to service long-term obligations, to fund continuing growth, and to continue as a going concern. EBITDA and EBITDA margin are not intended to represent alternatives to net income or cash flows from operating, financing, or investing activities (as determined in accordance with GAAP) as a measure of performance and are not representative of funds available for discretionary use due to the Company’s financing obligations.
The following table reconciles EBITDA to net income (loss) the most comparable GAAP financial measure.

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
EBITDA	$52,012	$57,062	$98,793	$113,037
Depreciation and amortization	(23,959)	(18,771)	(46,926)	(35,915)
Impairment of assets	(7,020)	—	(7,020)	—
Interest expense	(37,621)	(31,966)	(80,328)	(86,755)
Interest and dividend income	324	328	662	946
Other	(5)	(56)	(24)	(64)

Net (loss) income	$(16,269)	$6,597	$(34,843)	$(8,751)

The following table summarizes the reconciliation of EBITDA margin to net income (loss) as a percentage of total revenues.
(All items shown as % of total revenue)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
EBITDA	39.0%	45.1%	38.5%	45.9%
Depreciation and amortization	(18.0)	(14.8)	(18.3)	(14.6)
Impairment of assets	(5.3)	—	(2.7)	—
Interest expense	(28.2)	(25.3)	(31.3)	(35.2)
Interest and dividend income	0.2	0.3	0.3	0.4
Other	0.0	0.0	0.0	0.0

Net (loss) income	(12.3)%	5.3%	(13.5)%	(3.5)%

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(Unaudited)

	June 30,	December 31,
(In Thousands)	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$40,471	$85,339
Accounts receivable, less allowance for doubtful accounts of $3,452 and $2,456	70,123	62,549
Inventories	9,345	7,658
Other current assets	5,385	4,175

Total current assets	125,324	159,721

PROPERTY AND EQUIPMENT, net	281,311	276,133

LICENSES AND OTHER ASSETS:
Licenses, net	548,513	548,513
Goodwill, net	348,684	348,682
Customer lists, net	38,585	47,868
Deferred debt issuance costs, net	27,332	30,228
Other assets, net	6,199	6,305

Total licenses and other assets	969,313	981,596

	$1,375,948	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS’ DEFICIT
(Unaudited)

	June 30,	December 31,
(In thousands, except per share data)	2005	2004
CURRENT LIABILITIES:
Accounts payable	$34,905	$52,465
Current portion of long-term debt	37	81
Advance billings and customer deposits	11,485	11,076
Accrued interest	37,340	41,112
Other accrued expenses	11,203	9,679

Total current liabilities	94,970	114,413
LONG-TERM LIABILITIES	1,745,514	1,733,079

Total liabilities	1,840,484	1,847,492

REDEEMABLE PREFERRED STOCK	173,063	166,296

SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,946 and 11,836 outstanding	119	118
Class B common stock; $.01 par value; 10,000 shares authorized, 540 and 540 outstanding	5	5
Additional paid-in capital	193,796	193,347
Accumulated deficit	(832,847)	(791,446)
Unearned compensation	(665)	(698)
Accumulated other comprehensive income	1,993	2,336

Total shareholders’ deficit	(637,599)	(596,338)

	$1,375,948	$1,417,450

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)

(In thousands,	For the Three Months Ended		For the Six Months Ended
except per share data)	June 30,		June 30,
	2005	2004	2005	2004
REVENUE:

Service	$98,865	$94,979	$193,560	$183,564

Roaming	25,112	26,266	44,734	52,006

Equipment	9,420	5,338	18,474	10,861

Total revenue	133,397	126,583	256,768	246,431

OPERATING EXPENSES:

Network costs, excluding depreciation	28,770	25,804	55,492	49,305

Cost of equipment sales	14,631	10,626	29,009	20,592

Selling, general and administrative	37,984	33,091	73,474	63,497

Depreciation and amortization	23,959	18,771	46,926	35,915

Impairment of assets	7,020	—	7,020	—

Total operating expenses	112,364	88,292	211,921	169,309

OPERATING INCOME	21,033	38,291	44,847	77,122

OTHER INCOME (EXPENSE):

Interest expense	(37,621)	(31,966)	(80,328)	(86,755)

Interest and dividend income	324	328	662	946

Other	(5)	(56)	(24)	(64)

Other expense, net	(37,302)	(31,694)	(79,690)	(85,873)

INCOME (LOSS) BEFORE INCOME TAX BENEFIT	(16,269)	6,597	(34,843)	(8,751)

INCOME TAX BENEFIT	(104)	—	(209)	—

NET INCOME (LOSS)	(16,165)	6,597	(34,634)	(8,751)

PREFERRED STOCK DIVIDEND	(3,432)	(3,194)	(6,767)	(6,328)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(19,597)	$3,403	$(41,401)	$(15,079)

NET INCOME (LOSS) PER BASIC SHARE	$(1.59)	$0.28	$(3.36)	$(1.23)

NET INCOME (LOSS) PER DILUTED SHARE	$(1.59)	$0.27	$(3.36)	$(1.23)

WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:

Basic	12,330	12,244	12,323	12,225

Diluted	12,330	12,819	12,323	12,225

COMPREHENSIVE LOSS:

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(19,597)	$3,403	$(41,401)	$(15,079)

Adjustments — derivative financial instruments	(171)	(172)	(343)	2,635

TOTAL COMPREHENSIVE INCOME (LOSS)	$(19,768)	$3,231	$(41,744)	$(12,444)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(In Thousands)	June 30,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(34,634)	$(8,751)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	46,926	35,915
Loss on write-off of debt issuance costs	151	12,336
Mark-to-market adjustments – financial instruments	—	4,339
Gain on repurchase of preferred stock	(5,554)	(15,276)
Non-cash preferred stock dividends	3,797	13,883
Impairment of assets	7,020	—
Deferred income taxes	(209)	—
Other	2,602	2,775
Change in other operating elements:
Accounts receivable	(5,074)	2,248
Inventories	(1,687)	294
Other current assets	(677)	(484)
Accounts payable	(17,560)	(9,016)
Advance billings and customer deposits	409	1,477
Accrued preferred stock dividends	23,873	14,897
Accrued interest	26	5,836
Other accrued expenses	1,189	(1,786)

Net cash provided by operating activities	20,598	58,687

INVESTING ACTIVITIES:
Purchases of property and equipment	(52,466)	(36,559)
Net proceeds from property exchange	—	13,583
Proceeds from sale of property and equipment	89	35
Other	(77)	(13)

Net cash used in investing activities	(52,454)	(22,954)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	408	169
Repayments of long-term debt under the credit agreement	—	(525,724)
Proceeds from issuance of 8 1/4% senior secured notes	—	350,000
Proceeds from issuance of senior secured floating rate notes	—	160,000
Repurchase of preferred stock	(13,355)	(49,385)
Payments to settle interest rate swaps	—	(7,645)
Payments of debt issuance costs	—	(13,713)
Other	(65)	(109)

Net cash used in financing activities	(13,012)	(86,407)

NET DECREASE IN CASH	(44,868)	(50,674)
CASH AND CASH EQUIVALENTS, at beginning of year	85,339	142,547

CASH AND CASH EQUIVALENTS, at end of period	$40,471	$91,873